Exhibit 10.84
3/1/05
TEGG® LICENSE AGREEMENT
THIS AGREEMENT,executed as of this _____day of _____, 200___ by and between TEGG Corporation, a Delaware corporation, with its principal place of business at 2801 Liberty Avenue, Pittsburgh, Pennsylvania 15222 [hereinafter "TEGG"], and
____________________________________________________________________________________________
(Company Name)
a ___________________________________ organized under the laws of __________________, with its principal
    (Corporation, Partnership, Proprietorship)                                                       (State)
place of business at
____________________________________________________________________________________________
["LICENSEE"].
WHEREAS,TEGG has developed a distinctive and proprietary system for the development of additional business for electrical contractors that involves engaging in the repair, replacement diagnostics, enhancements and maintenance of electrical systems, telecommunication systems, data communication systems, indoor and outdoor lighting, electrical motors, motor starters, capacitors (power factor correction systems), uninterruptible power supplies, electrical power conditioning systems, surge protection devices, harmonic filters, electrical power monitoring systems, emergency lighting systems, security systems, fire alarm systems, emergency generation systems, power substations, oil analysis of transformers and oil circuit breakers, battery single and multi strap intercell resistance measurements, development of single line diagrams, panel schedules and circuit identification, energy conservation systems, building automation systems, and related activities, including quality control standards for these activities under the Proprietary Marks as defined below; and
WHEREAS, the additional business contemplated by providing TEGG services shall consist of providing services in connection with the design, installation, start-up, warranty, testing (such as harmonics, infrared, power factor, ground resistance, ultrasonic, RMS voltage, RMS current, megger, and voltage disturbances), inspecting, cleaning, maintaining records, alignment, tightening, balancing loads, circuit breakers (testing, calibration and upgrading), reviewing code compliance, lubrication, maintaining liquid levels, scheduling, insulating, shutdown, securing, preventive maintenance, corrective maintenance, predictive maintenance, service, calibration, relocating, adjustment, repair, operation, modifications, additions, replacement and sale of parts and supplies of electrical distribution systems, telecommunication systems, indoor and outdoor lighting, electrical power conditioning systems, surge protection systems, harmonic filters, electrical power quality monitoring systems, electric motors, motor starters, capacitors (power factor correction systems), uninterruptible power supplies, emergency lighting systems, security systems, fire alarm systems, electric generation systems, power substations, oil analysis of transformers and oil circuit breakers, battery single and multi strap intercell resistance measurements, development of single line diagrams, panel schedules and circuit identification, energy conservation systems, related activities and such other activities and services as TEGG approves in writing for providing TEGG services and for using the Proprietary Marks [the “TEGG Service”]; and,
WHEREAS,TEGG is the owner of the entire right, title and interest in the trade name, trademark and service mark "TEGG," and such other trade names, service marks and trademarks as are now designated, or may hereafter be designated by TEGG, for use in association with or to identify TEGG and TEGG Service [the "Proprietary Marks"], and TEGG continues to develop, use and control such Proprietary Marks; and
WHEREAS,LICENSEE desires to expand its existing electrical contracting business to include providing TEGG Service and have the right to use TEGG’S Proprietary Marks, and wishes to obtain certain exclusive rights and other benefits from TEGG for that purpose as defined in this Agreement, including without limitation, to receive the training and assistance provided by TEGG to be able to provide TEGG Service to customers, to obtain sales leads, national accounts and assigned accounts in an exclusive territory; proprietary sales techniques and computer systems, and staffing assistance and initial and ongoing management, sales, technical, computer systems, and accounting training and support from TEGG, and,
WHEREAS, LICENSEE acknowledges and understands that TEGG has granted and continues to grant other persons and entities certain exclusive rights to provide TEGG Services in certain areas and that TEGG or its affiliates may also provide TEGG Services in certain areas. These persons and entities who have such rights during the term of this Agreement are referred to in this Agreement as “Authorized TEGG Licensee”; and,
WHEREAS, LICENSEE also wishes to become an Authorized TEGG LICENSEE under the terms and conditions of this Agreement; and,
WHEREAS,LICENSEE understands and acknowledges the importance of TEGG'S reputation for excellence and uniform quality standards in the repair, replacement, diagnostics, enhancements and maintenance of electrical systems and the necessity of providing TEGG Services in strict conformity with all aspects of TEGG'S standards and requirements.

NOW, THEREFORE, the parties, in consideration of the mutual promises contained herein and intending to be legally bound, agree as follows:
I.  APPOINTMENT
1.  Grant
In accordance with the terms and conditions of this Agreement, TEGG grants to LICENSEE during the term of this Agreement the right, and LICENSEE undertakes the obligation, to provide TEGG Services and use the Proprietary Marks in strict conformity with all aspects of TEGG'S quality standards, as they may be reasonably updated and modified from time to time by TEGG.
2.  Location
LICENSEE is authorized by this Agreement to provide TEGG Services only from the following office site which LICENSEE represents is located within the Primary Marketing Area as defined in Section 4 of this Agreement:

[the "Location"].  LICENSEE shall not relocate the office from which the TEGG Services are provided except (i)to another location within its defined Primary Marketing Area, and (ii) with the prior written approval of TEGG, which approval shall not be unreasonably withheld or delayed.  LICENSEEshall not provide TEGG Services at, or from, any other Location unless a separate TEGG License Agreement, TEGG Satellite Location Agreement, or other agreement is executed between the parties.
3.  Term
The term of this Agreement shall be six (6) years commencing on the Effective Date as defined in Section 43 of this Agreement  (the “Initial Term”).
4.  Territory
(a)	LICENSEE'S primary marketing area encompasses the following geographical territory:

(the “Primary Marketing Area.”)

Provided LICENSEE is not in default of this Agreement or any related agreements, TEGG shall not itself provide TEGG Services in, nor grant the right to another person or entity to provide TEGG Services to any other person or entity to be located in, the Primary Marketing Area, and shall not itself provide TEGG Services at, nor authorize any other person or entity to provide TEGG Services at, any facility located within the Primary Marketing Area except as follows:

(i)	with the prior written consent of LICENSEE; or

(ii)
by TEGG or an affiliate of TEGG or another Authorized TEGG Licensee for any reason set forth in subparagraphs 4(b)(i) through 4(b)(viii) and Section 11 of this Agreement (Account Referrals, Purchasing Programs and Subcontracting).

(b)	LICENSEE'S Territorial Limitations:

LICENSEE shall not solicit or provide TEGG Services outside LICENSEE'S Primary Marketing Area, except as follows:

	(i)	if the facility is located within the primary marketing area of another Authorized TEGG Licensee and LICENSEE shall have obtained the prior written consent of such Authorized TEGG Licensee; or

	(ii)	if the facility is not located within the primary marketing area of another Authorized TEGG Licensee, LICENSEE shall have obtained the prior written consent of TEGG; or

(iii)
if LICENSEE has been providing electrical service at a facility outside the Primary Marketing Area within the one (1) year period prior to the Effective Date of the Initial Term of this Agreement and continues to provide electrical service at suchfacility within each subsequent year of the Initial Term of this Agreement; or

	(iv)	if a facility is being installed or has been installed outside the Primary Marketing Area by LICENSEE within one (1) year prior to the Effective Date of the Initial Term of this Agreement; or

	(v)	if LICENSEE is responding to a customer's written request for open competitive bids and the scope of work is specified in writing by the customer; or

(vi)
ifTEGG or LICENSEE has given another Authorized TEGG Licensee a referral of a customer interested in TEGG Service at a facility located within the primary marketing area of such other Authorized TEGG Licensee on terms acceptable to the customer and such other Authorized TEGG Licensee either: (a) declines to engage in such service; or (b) fails to accept the project on the proposed terms within a reasonable time period after being notified of the opportunity; or

(vii)
if TEGG has subcontracted, or attempted to subcontract with, another Authorized TEGG Licensee to provide TEGG Services pursuant to a national or regional contract within such other Authorized TEGG Licensee’s primary marketing area, and such other Authorized TEGG Licensee either: (a) declines to perform TEGG Services or (b) fails to accept the subcontract on the proposed terms within five (5) days after being offered the subcontract, or

	(viii)	if LICENSEE is responding to a customer's written request to perform a clearly defined scope of work at a specific facility or on a specific component or system within that facility.

(c)	Resolution of Territorial Disputes:

LICENSEE shall notify TEGG in writing if it believes in good faith that another Authorized TEGG Licensee has violated any of the territorial rights granted under this Agreement.  Upon receipt of such written notice, TEGG shall, within a reasonable period of time, appoint a three (3) member Review Committee consisting of two (2) representatives from other Authorized TEGG Licensees, and one (1) executive of TEGG to investigate the alleged violation(s) and make recommendations to the President of TEGG as to whether those territorial rights have been violated, and the remedy to be awarded, if any. No representative from another Authorized TEGG Licensee may serve on a Review Committee if the primary marketing area under the representative’s agreement with TEGG is in dispute or is contiguous to a primary marketing area that is in dispute.

All disputes before the Review Committee shall be governed by the Commercial Arbitration Rules of the American Arbitration Association.  All costs of the investigation and resolution of the dispute shall be paid by the Licensees involved in the dispute as allocated by the Review Committee.  No member of the Review Committee shall be held liable for any statements made in connection with the proceedings, including statements made in any recommendations to TEGG'S President, and any right of action against any member(s) of the Review Committee and/or TEGG for any wrongful conduct while acting in the course of the dispute resolution function is hereby waived.  LICENSEE agrees that the remedy set forth in this paragraph shall be LICENSEE’S exclusive remedy for territorial disputes.  All communication in connection with the Review Committee proceedings shall be confidential and non-discoverable in any litigation, arbitration or any other proceeding.

(d)	Reservation of Rights:

Except as otherwise expressly provided in this Agreement, TEGG shallretain all of its rights and discretion with respect to its Proprietary Marks and itself providing, or granting rights to others to provide, TEGG Services anywhere in the world, including the right to: (a) use the Proprietary Marks and grant to others the right to use the Proprietary Marks and provide, and grant others the rights to provide, TEGG Services at any location outside the Primary Marketing Area and on such terms and conditions as TEGG deems appropriate; and (b) sell any products or services under the Proprietary Marks or under any other trademarks, service marks or trade dress, through other channels of distribution other than those specified in this Agreement.  In no event will TEGG or any affiliated company of TEGG be precluded from owning, operating, associating, or being affiliated with any person or entity that owns or operates business(es) using trademarks different from the Proprietary Marks, even if such business(es) operate within the LICENSEE'S Primary Marketing Area, provided, however, that, except as provided in this Agreement, in no event shall TEGG authorize others to provide TEGG Services within the LICENSEE'S Primary Marketing Area.

II.  OBLIGATIONS OF TEGG
5.  Initial Training
TEGG shall make available and require all of LICENSEE'S personnel, whether incumbent or newly hired, without a separate charge, to attend initial training in providing TEGG Services at times and places as determined by TEGG for individuals performing the following functions: Principal, TEGG Monitoring and Executive Oversight; General Management; Service Management; Business Systems Management; Sales, Sales Management, Construction Management, Electrical Testing, Electronic Testing, Preventive Maintenance, Predictive Maintenance, Safety, Inspection, Repair, Replacement, Estimating, Pricing, Proposal Writing and Proposal Presentations.  LICENSEE shall pay all wages, travel, living and other expenses of its employees during all initial training.
6.  Other Training
TEGG shall periodically make available at LICENSEE'S Location or at a location chosen by TEGG, or on-line training, continuing education, training, refresher training, and such other mandatory training as LICENSEE may need or as TEGG may determine to provide, without a tuition fee.  TEGG may make available optional specialized training from time to time and the only tuition or other fees will be charged on a cost reimbursable basis only.  LICENSEE shall pay all wages, travel, living and other expenses of its employees in connection with all such training.
If TEGG provides training or assistance beyond that normally provided to other Licensees, which is not an obligation of TEGG under the License Agreement, TEGG will provide such additional training or assistance for a mutually agreed upon fee and at a mutually agreeable date(s), and location(s).  LICENSEE shall pay all wages, travel, living and other expenses of its employees during such training or assistance.
7.  Monitoring and Recommendations
TEGG shall periodically provide appraisals and remedial recommendations for LICENSEE’s TEGG Service Business, including its performance in sales, technical performance, operations administration, accounting, personnel administration, training, cost control and staffing.  Individual counseling and coaching of employees of LICENSEE who manage others who provide, or who themselves provide, TEGG Services will also be provided periodically for the purpose of optimizing the growth and profitability of business derived from being an Authorized TEGG Licensee.
8.  Confidential Manual
TEGG shall lend to LICENSEE, for its use during the term of this Agreement, the TEGG Service Confidential Manual [hereinafter the "COM"].  LICENSEE'S right to use the COM as provided in this Agreement shall be non-exclusive and non-transferable.  The COM, which may be in one or more volumes, or provided via the Internet (TEGGNet), sets forth requisite quality standards for providing TEGG Services.  TEGG may, from time to time and at its sole discretion, revise, add to or delete from the COM and shall furnish all revised materials to LICENSEE without additional cost to LICENSEE.  LICENSEE will designate a Trustee to maintain the COM current at all times.  All COM materials shall be considered confidential and proprietary by TEGG, and LICENSEE shall be bound by the provisions thereof.
In order to protect the reputation and goodwill of TEGG and the Proprietary Marks and to maintain uniform quality standards of operation for providing TEGG Service, LICENSEE agrees to provide the TEGG Services in accordance with the COM.  The term COM includes all tangible means of communicating information concerning TEGG'S standards and specifications for providing TEGG Services to LICENSEE, including without limitation, written materials, video tapes, audio tapes, computer diskettes or compact discs and Internet (TEGGNet).  The COM shall at all times remain the sole property of TEGG.  TEGG may from time to time make reasonable revisions to the contents of the COM or provide written materials, video tapes, audio tapes, computer diskettes, compact discs and use the Internet (TEGGNet) to modify, add to or delete from the applicable standards. LICENSEE expressly agrees to comply promptly with each such new or revised quality standard.  LICENSEE shall at all times ensure that its copies of the COM and other operational standards are kept current.  In the event of any disputes as to the contents thereof, the terms of the master copy maintained by TEGG at TEGG'S home office shall be controlling.
9.  Computer Programs
TEGG shall make available to LICENSEE one or more computer programs and/or licenses to operate the programs on computers at LICENSEE'S Location.  LICENSEE shall, at its cost, obtain and maintain at its Location computers and programs that conform to technical specifications set forth in the COM.  The computer programs provide LICENSEE with required maintenance pricing and tasking; electrical component problem reporting and record keeping; and sales tracking and management reporting.
All computer programs provided by TEGG shall at all times be the sole property of TEGG, who may make reasonable revisions to such programs in its sole discretion from time to time.  TEGG shall provide LICENSEE with a non-exclusive, non-transferable license to use such computer programs at the Location identified in Section 2 of this Agreement.  LICENSEE shall not modify, copy nor allow others to modify or copy the computer programs, and shall not allow others to obtain or utilize them.
TEGG warrants to LICENSEE that it has full right, power and authority to grant to LICENSEE the license TO THE COMPUTER PROGRAMS provided for IN THIS AGREEMENT.  TEGG MAKES AND LICENSEE RECEIVES NO OTHER WARRANTY WHATSOEVER REGARDING THE COMPUTER PROGRAMS, WHETHER EXPRESSED OR IMPLIED.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TEGG HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  TEGG HAS NOT MADE ANY ORAL REPRESENTATIONS OR WARRANTIES ABOUT THE COMPUTER PROGRAMS.  TEGG DOES NOT WARRANT THAT THE COMPUTER PROGRAMS ARE ERROR FREE, BUT WILL, ON A PRIORITY BASIS, WITHIN A REASONABLE TIME PERIOD, REPLACE, DEBUG AND/OR REPAIR ANY PROGRAM (S) ON WHICH THERE ARE ERRORS.
10.  Confidential Use of LICENSEE Information
TEGG shall, during the term of this Agreement and after its termination, hold in confidence financial information relating to LICENSEE, although it may use such information, without identification of LICENSEE, in statistical analyses of the performance of Authorized TEGG Licensees generally. Such analyses may be disclosed to third parties.  TEGG may, in addition, disclose any information required by law or Court Order.  In the event of a subpoena or other court, administrative, or legal order seeking financial information relating to LICENSEE, TEGG shall immediately notify LICENSEE in writing of the existence of such subpoena or order and LICENSEE shall be permitted to appear, object to, defend, or otherwise attempt to prevent the release of the information relating to LICENSEE at LICENSEE'S expense. TEGG shall not be liable for any damages to LICENSEE which result from the disclosure of such information unless such disclosure occurs as the result of gross negligence on the part of TEGG.  Nor shall any disclosure by TEGG constitute cause for termination of this Agreement by LICENSEE.
11.  Account Referrals, Purchasing Programs and Subcontracting
TEGG may provide to LICENSEE referrals of potential customers which may or may not be located within the LICENSEE'S Primary Marketing Area.
TEGG reserves the right, in its sole discretion, to negotiate and make available for the benefit of all Authorized TEGG Licensees, manufacturers' service programs, insurance carrier TEGG Service programs, TEGG Service account referrals, TEGG Service customers’ multi-location programs, and TEGG'S national or regional purchasing programs.  LICENSEE shall not be obligated, but is encouraged, to participate in any and all of these programs if or as they become available.
Due to the size, diversity, and complexity, of a single customer or project, LICENSEE may at times request additional and/or centralized project management and control from TEGG.  On a customer-by-customer or project-by-project basis, TEGG may fulfill such a request, at a mutually agreed upon fee, as a result of extraordinary performance of duties on behalf of LICENSEE.
TEGG may contract independently with third parties to provide TEGG Services for their benefit and/or engage in other business with such third parties that do not involve providing TEGG Services.  In such situations, TEGG shall not itself provide TEGG Services but shall subcontract the portions of the project that involve TEGG Services to the Authorized TEGG Licensee that has the primary marketing area where the work is to be performed at a mutually determined price.  If the Authorized TEGG Licensee for that primary market area is unable to or unwilling to perform such work, then TEGG, in its sole discretion, shall subcontract the work to another Authorized TEGG Licensee or others of its choosing.

III.  OBLIGATIONS OF LICENSEE
12.  Initial License Fee
In consideration of the execution of this Agreement by TEGG and rights granted to LICENSEE in this Agreement, LICENSEE shall pay to TEGG an initial license fee of EIGTHY FOUR THOUSAND DOLLARS ($84,000), which fee shall be deemed fully earned, nonrefundable, and payable upon execution of this Agreement.  LICENSEE may, at its option, (a) pay $7,000 upon execution of this Agreement and the remaining $77,000 of the initial license fee in eleven consecutive monthly installments of  $7,000 each beginning on the 5th day of the firstmonth following the Effective Date and continuing on the 5th day of each month thereafter until paid in full _____; (b) pay a discounted lump sum initial license fee of SEVENTY FOUR THOUSAND DOLLARS ($74,000) upon execution of this Agreement _____; or (c) pay a discounted split payment structure of SEVENTY SIX THOUSAND DOLLARS ($76,000), which is to be paid in two payments of  THIRTY EIGHT THOUSAND DOLLARS ( $38,000); the first payment is  to be paid upon execution of this Agreement, and the second payment of THIRTHY EIGHT THOUSAND ($38,000) is to be paid after completion of TEGG’S initial sales training by LICENSEE’S first employee with TEGG Business sales responsibility ______.
LICENSEE elects the option initialed above.
13.  Royalty Fee
In consideration of the grant of exclusive rights to provide TEGG Services in the Primary Marketing Area as set forth in this Agreement, LICENSEE shall pay a monthly royalty fee set forth in the following schedule:
Monthly Royalty Fee Schedule
12-Month Period	Per Month
First	$2,700
Second	$3,200 Plus Inflation Adjustment
Third	$3,700 Plus Inflation Adjustment
Fourth	$4,300 Plus Inflation Adjustment
Fifth	$4,800 Plus Inflation Adjustment
Sixth	$5,300 Plus Inflation Adjustment
and each Subsequent 12 Month Period
When LICENSEE renews this Agreement in accordance with Section 30 of this Agreement, LICENSEE shall pay a monthly royalty fee of $5,300 plus cumulative annual inflation adjustments during the Renewal Term(s).
LICENSEE shall begin paying the monthly royalty fee due under this Agreement on the 5th day of the 1st month following completion of TEGG’S initial sales training by LICENSEE’S first employee with TEGG Business sales responsibility.  Such royalty fee payments shall continue throughout the Initial Term of this Agreement and all Renewal Term(s).  Each monthly royalty fee payment shall be made based upon the foregoing Monthly Royalty Fee Schedule, and be due no later than the 5th day of each consecutive month.
The Monthly Royalty Fee Schedule shall be adjusted on the 1st day of January each year to reflect inflation.  The inflation adjustment shall apply to this Agreement during each twelve (12) month period following the next anniversary of the Effective Date.  The basis for this inflation adjustment shall be the "Consumer Price Index-United States City Average, All Items, for Urban Wage Earners" for the immediately preceding calendar year ending September 30 as presently published in the "Monthly Labor Review" of the United States Department of Labor, Bureau of Labor Statistics.  In the event the Bureau of Labor ceases publishing the Consumer Price Index or materially changes the methods of its computation or other features thereof, LICENSEE agrees to accept comparable statistics published by another recognized authority to be chosen by TEGG in the exercise of its reasonable discretion.
Past due payments are subject to an interest charge for late payment which shall be the highest rate permitted by applicable law.
LICENSEE’S obligation to pay the monthly royalty fees specified in this Agreement for any Renewal Term(s) shall arise at the end of the Initial Term or at the end of any immediately preceding Renewal Term.
14.  Local Advertising and Promotion of Proprietary Marks
LICENSEE, in its discretion and, at its expense, may, pursuant to this Agreement, subject to TEGG’S prior approval, promote TEGG Services and use TEGG'S Proprietary Marks in the Primary Marketing Area through any means, including without limitation placing telephone advertisements in the local Yellow Pages and inserting e-commerce messages on their own web page that refer or relate to their grant of a license to provide TEGG Services.  All local advertising and promotion that refer to or use the TEGG Services or the Proprietary Marks, including without limitation use of the Proprietary Marks on vehicles, all printed materials, uniforms and other identification in any media (except as to prices to be advertised) shall be subject to the prior approval of TEGG in the manner set forth in the COM.

15.  Internet Advertising
LICENSEE may, in its discretion and at its expense, maintain a World Wide Web page or otherwise maintain a presence or advertise on the Internet or any other public computer network.  Subject to the prior approval of TEGG in the manner set forth in the COM and this Section 15, LICENSEE agrees to use the Proprietary Marks on its web site exclusively as TEGG expressly permits.  LICENSEE shall submit to TEGG for its prior approval any domain name, web site links and web site content that uses or is associated with the Proprietary Marks.  LICENSEE agrees not to post any of TEGG'S proprietary, confidential or copyrighted material or information on its web site.  LICENSEE agrees to list on its web site, any web site maintained by TEGG, and any other information TEGG requires in the manner TEGG requires.
16.  Pursuit of Business
LICENSEE shall engage in and actively use its best efforts to develop customers for TEGG Services and shall devote its best efforts to the management, operation, sales, and promotion of such business.  LICENSEE shall make available continuous emergency service on a 24-hour basis during the entire term of this Agreement.   LICENSEE shall establish a separate TEGG Division as a segregated profit center, including separate accounting (at least as to its gross margins) which shall actively pursue customers for TEGG Services [the  "TEGG Division"].  LICENSEE shall take all reasonable steps as TEGG may from time to time deem necessary to ensure the separation of the TEGG Division or other activities devoted to promoting, advertising, offering and providing TEGG Services from other business(es) carried out by LICENSEE.
LICENSEE shall at all times proactively promote the sale of TEGG Services. LICENSEE acknowledges that full development of the business potential of offering TEGG Services throughout the Primary Marketing Area may include hiring a sufficient number of qualified sales professionals and assigning minimum sales quotas to them in order to fully develop the commercial potential of the TEGG Services available, which number of sales professionals and sales quotas shall be commercially reasonable for the size, demographics and business potential of LICENSEE’S Primary Marketing Area.  LICENSEE may use its discretion in such personnel decisions; provided, however, that LICENSEE acknowledges that TEGG considers the inclusion of a sufficient number of qualified sales professionals to promote the TEGG Services to be an essential part of developing additional business from the rights granted by this Agreement.
17.  Use of Name and Mark
LICENSEE may use and promote the Proprietary Marks at LICENSEE'S sole cost and expense, utilizing such Proprietary Marks on business cards, stationery, uniforms, service vehicles and other identity media of LICENSEE or its TEGG Division.  Whenever LICENSEE uses the TEGG trademark or other Proprietary Marks designated by TEGG, LICENSEE shall note that it is a LICENSEE of TEGG.  All uses of the Proprietary Marks by LICENSEE shall be subject to TEGG'S written approval.  LICENSEE may continue to utilize its existing vehicle identification program provided LICENSEE integrates TEGG'S Proprietary Marks with such existing identification program in a manner approved by TEGG.  TEGG reserves the right to change or alter any Proprietary Marks at any time and at its sole discretion without incurring any liability to TEGG.
In the event that TEGG changes or alters any Proprietary Marks, LICENSEE shall have at least six (6) months at LICENSEE'S sole cost and expense, to modify its use of any of the Proprietary Marks on LICENSEE'S business cards, stationary, uniforms, service vehicles and any other identity media of LICENSEE of its TEGG Division.
LICENSEE shall not use TEGG'S Proprietary Marks for any purpose other than in or in connection with the advertising, marketing, promotion, selling and providing TEGG Services or in any manner not approved in writing by TEGG.  Without TEGG’S prior approval, LICENSEE shall not use or include any of TEGG'S Proprietary Marks in or as part of its corporate or other formal business name.  LICENSEE shall not use the word “TEGG” as all or part of any Internet domain name registered to the LICENSEE, its subsidiaries, affiliates, parent organizations, or any other individual or organization.   LICENSEE shall file and maintain any required assumed name or fictitious name registrations and shall execute any documents deemed necessary by TEGG to obtain protection for TEGG'S Proprietary Marks or to maintain their continued validity and enforceability.
LICENSEE agrees and acknowledges that TEGG is the owner of all rights, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them and that LICENSEE'S use of such Proprietary Marks pursuant to this Agreement does not give LICENSEE any ownership or other interest in or to the Proprietary Marks, other than as provided in this Agreement.  LICENSEE further agrees and acknowledges that its right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement and that any unauthorized uses thereof shall constitute an infringement of TEGG'S rights.  Any and all goodwill arising from LICENSEE'S use of the Proprietary Marks by virtue of, and pursuant to, this Agreement shall inure solely and exclusively to TEGG'S benefit and, upon expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with LICENSEE'S use of the Proprietary Marks.  LICENSEE agrees and acknowledges that TEGG may itself use and grant rights to others to provide TEGG Services and to use the Proprietary Marks and that TEGG may establish, develop and grant rights to use other proprietary marks and provide other proprietary services different from the rights granted in this Agreement, without offering or providing LICENSEE with any such rights. LICENSEE agrees and acknowledges that the Proprietary Marks are valid and serve to identify TEGG, TEGG Services and other Authorized TEGG Licensees and LICENSEE shall not, during the term of this Agreement or after its expiration or termination, directly or indirectly contest the validity or ownership of the Proprietary Marks.  In the event that litigation involving the Proprietary Marks is instituted or threatened against LICENSEE, LICENSEE shall promptly notify

TEGG and shall cooperate fully with TEGG in defending such litigation.  TEGG shall be responsible for the defense thereof and shall indemnify and hold harmless Licensee against any and all liability, costs or expenses (including attorney's fees) arising out of infringement of the Proprietary Marks.
18.  Staff and Personnel Development
During the term of this Agreement, the provision of TEGG Services by LICENSEE shall be under the direction of, and managed by, a General Manager (to be mutually agreed upon by TEGG and LICENSEE), who shall be subject to the approval of TEGG, which approval shall not be unreasonably withheld or delayed.  The General Manager shall devote sufficient time to such management.  The General Manager shall complete the initial training courses provided by TEGG to the reasonable satisfaction of TEGG.
In the event the designated General Manager shall no longer serve in this management function for any reason, or in the event the designated General Manager shall be unable to perform his/her functions for a period of ninety (90) days or more as a result of illness, disability or other incapacity, LICENSEE shall appoint a successor, with the approval of TEGG.  The successor General Manager shall complete the initial training courses to the reasonable satisfaction of TEGG.
In addition to the designated General Manager, LICENSEE’S TEGG Division, shall be staffed by personnel responsible and accountable for the promotion, sales and service provided by TEGG Services, including without limitation persons performing the following functions: Sales Management; Operations/Operations Management; Accounting, Job Costing, Service Report Auditing, Material Costing and Invoicing, Purchasing, Financial Reporting, Payables, Clerical Task and Management; TEGG Certified Electricians and Electronic Technicians [the "TEGG Technical Professionals"], Administrative, and at least one fully dedicated TEGG Sales Professional.  This personnel shall be chosen by LICENSEE and subject to the approval of TEGG, which approval shall not be unreasonably withheld or delayed and shall complete the initial training courses to the reasonable satisfaction of TEGG.
TEGG and LICENSEE acknowledge the value of trained and competent employees and the necessity of having career paths in order to attract such personnel and to provide incumbent employees of LICENSEE opportunities to advance.  Therefore, TEGG and LICENSEE agree that TEGG will at the request of LICENSEE, provide consultation and certain assistance to LICENSEE in personnel planning, assessing, recruiting, personnel development, training, performance appraisals and compensation administration in order to develop and maintain a pool of qualified and upwardly mobile employees to meet the expanding personnel requirements of LICENSEE.  TEGG will assist LICENSEE in assessment and motivation of incumbent employees and in recruiting personnel from outside the LICENSEE'S organization in accordance with the conditions and charges set forth in the COM.  LICENSEE agrees that the consultations, and any other assistance and services provided by TEGG shall not be considered an interference with the business or contractual relations of LICENSEE or to be the exercise of sufficient control over LICENSEE’S employees to subject TEGG to any liability for any acts, errors or omissions by LICENSEE’S employees.
19.  Confidential Information
LICENSEE acknowledges that all information contained in the COM and other written communications regarding TEGG and TEGG Services issued by TEGG and in other materials concerning TEGG and TEGG Services and its operation, is confidential and proprietary and agrees to treat and maintain such confidential and proprietary information as TEGG'S property, to use such information only in connection with advertising, promoting, marketing, offering, selling and providing TEGG Services in accordance with this Agreement, and to refrain from copying or reproducing any portion of such information without TEGG'S prior written consent.  LICENSEE agrees not to disclose such confidential and proprietary information to others (including its shareholders) during the term of this Agreement or after its expiration or termination, except to LICENSEE'S employees or agents whose job duties require knowledge thereof and LICENSEE'S attorneys, accountants, and other professionals, financing sources and others required to know such information in order for LICENSEE to conduct its business operations in an appropriate fashion, or to the extent reasonably necessary to evaluate the information set forth therein provided LICENSEE remains fully responsible for any disclosure by such individuals.  LICENSEE shall require each of its employees to execute at the time of commencing employment with LICENSEE or at the time of executing this Agreement, whichever is sooner, a Confidentiality Agreement in the form prescribed in the COM as currently revised, requiring them to hold such information in strictest confidence.
TEGG shall not be liable to LICENSEE for any current or former LICENSEE'S employee's breach of the Confidentiality Agreement.  TEGG shall provide reasonable assistance and cooperation to LICENSEE in LICENSEE'S attempt to enforce a current or former employee's Confidentiality Agreement or to pursue a remedy for breach of the Confidentiality Agreement.
Information shall not be deemed to be confidential and/or proprietary pursuant to this Agreement if: (a) such information comes into the public domain without breach of this Agreement; or, (b) such information can be shown by the LICENSEE to have been received from a third party without a breach of this Agreement; or, (c) such information can be demonstrated by documentary evidence by the LICENSEE to have been known to it before the execution by the LICENSEE of this Agreement; or (d) disclosure is required by law.
LICENSEE shall not be in violation of this Agreement by communicating, divulging or using information or knowledge which is general or common to the industry, whether or not said information is learned in connection with the rights granted by this Agreement.  TEGG acknowledges and agrees that during the course of the Agreement between LICENSEE and TEGG,

TEGG may obtain from the LICENSEE confidential and proprietary information of LICENSEE.  TEGG acknowledges and agrees that during the term of this Agreement and after the expiration of the Initial Term or any Renewal Term(s), that except as to TEGG’S employees or agents whose job or duties require knowledge thereof, that TEGG shall not disclose such confidential and proprietary information.
20.  Management Information and Accounting System
LICENSEE shall keep books and records reflecting or relating to its promotion and sales of its TEGG Division, in such manner as to provide the minimum reporting and internal control requirements for management control and accounting of its TEGG Division as mutually agreed by LICENSEE and TEGG.
21.  Quality of Performance
In order to protect the reputation and goodwill of TEGG, the "TEGG" name and logo, other Proprietary Marks and the TEGG Services, Licensee shall provide the highest quality of performance, professionalism and service to its customers for TEGG Services, shall fulfill all of its contractual obligations to its customers, staff with a sufficient number of TEGG Technical Professionals to perform the service and maintenance work, perform all work in accordance with all TEGG Tasking maintenance schedule requirements, perform all work in compliance with the current National Electrical Code and appropriate safety standards, assure the professional appearance of all of its employees and uniformed TEGG Technical Professionals and shall promote, offer, sell and provide TEGG  Services  in conformity with such reasonable uniform quality standards of performance, techniques and procedures as TEGG may from time to time set forth in the COM or otherwise in writing.   To ensuresuch quality, TEGG shall have the right to review the appearance and qualifications of LICENSEE'S personnel, regulate the types and quality of the test instruments, safety items, parts and equipment used in performing TEGG Service, examine the schedule of LICENSEE'S work, audit the quality of LICENSEE'S work without intention to interfere with its customers' premises, and contact LICENSEE'S customers in connection with the quality of the work performed.  If any work performed by LICENSEE does not meet TEGG'S quality standards, LICENSEE shall take immediate steps to correct such situation.  Failure by LICENSEE to conform to any of the requirements of this Section may be deemed by TEGG to be a default under this Agreement.
22.  Maintenance and Auditing of Records
LICENSEE shall maintain its books and records in accordance with generally accepted accounting principles and state and federal regulations consistently applied. Books and records of the TEGG Division shall be further maintained in the form and manner set forth in the COM.  All books and records of LICENSEE shall be preserved for at least three (3) years from the date of their preparation.  LICENSEE shall submit to TEGG, in a timely manner, reports, records, information and data relating to its TEGG Division as TEGG may designate in the COM.
23.  Involvement in Other Business
LICENSEE, its principal representative, employees, directors, officers, partners, proprietor, or any owner owning five percent (5%) or more of the outstanding voting shares of the LICENSEE shall not, during the term of this Agreement, engage directly or indirectly in any other business performing activities included within the definition of the TEGG Services contained in this Agreement without the prior written consent of TEGG.  In addition, none of the foregoing shall divert or attempt to divert any business or customer for TEGG Services to any other business which is not TEGG, TEGG’s affiliates or Another Authorized TEGG Licensee, or to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and TEGG Services.  LICENSEE shall require its employees performing managerial or supervisory functions and its employees receiving any training from TEGG to execute similar covenants in the form set forth in the COM.
24.  Information Exchange
All ideas, concepts, methods, techniques and materials growing out of or germane to providing TEGG Services and related activities, whether or not constituting protectable intellectual property, created or acquired by the LICENSEE during the continuance of this Agreement shall be disclosed promptly to TEGG and shall, without right of payment to LICENSEE, immediately become the sole property of TEGG, subject to the right of LICENSEE to use such ideas, concepts, methods, techniques and materials during this Agreement without further cost to LICENSEE.  LICENSEE agrees to execute such assignments or other documents as requested by TEGG for securing intellectual property rights in such ideas, concepts, methods, techniques or materials.
The parties agree that the intent of section 24 of the License Agreement is to provide all Licenses in the TEGG system with the benefit of innovations and improvements developed by Licensees that are related to TEGG Service.  Nothing in Section 24 of this License Agreement shall be construed to in any way limit or constrain RS Services, Inc’s intellectual property rights to innovations or improvements that are unrelated to providing TEGG Service, including the development of the LightMasterPlus, MotorMasterPlus, and other energy management/conservation products the company has under development now and in the future.

25.  Insurance
LICENSEE shall continue to maintain during the entire term of this Agreement, from an insurance carrier acceptable to TEGG, (a) workmen's compensation insurance, employer's liability insurance and such other insurance as may be reasonably required by TEGG in the statutory amounts required by each state in which it conducts business, and (b) comprehensive general liability insurance, including contractual liability coverage and automobile liability insurance, in a minimum amount of $2,000,000.  LICENSEE shall name TEGG, its officers, directors, employees, affiliates and parents as additional insureds under such policy.  In addition, LICENSEE shall maintain such other insurance as is applicable to special risks created by LICENSEE'S business.  LICENSEE shall supply to TEGG certificates of insurance evidencing compliance with these requirements.  The certificates of insurance shall include a statement by the insurer that the policy or policies will not be canceled or materially altered without at least thirty (30) days' prior written notice to TEGG.
26.  Taxes, Indebtedness and Compliance with Laws
LICENSEE shall promptly pay when due all taxes and all accounts and other indebtedness of every kind incurred by LICENSEE.  LICENSEE shall comply with all federal, state and local laws, rules and regulations and shall timely obtain any and all permits, certificates or licenses necessary for the conduct of the business of the LICENSEE.  LICENSEE shall notify TEGG in writing within five (5) days of the commencement of any action, suit or proceeding or the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which may adversely affect the operation or financial condition of LICENSEE.
27.  Independent Contractor
It is understood and agreed that this Agreement does not create a fiduciary relationship between TEGG and LICENSEE, that LICENSEE is, and shall remain an independent contractor.  Nothing contained in this Agreement or otherwise shall constitute either party as an agent, partner, subsidiary, employee, servant or legal representative of the other for any purpose whatsoever.  LICENSEE shall be responsible for the hiring, firing, disciplining and payment of wages, employment taxes and benefits for all employees.
LICENSEE shall not have authority to incur any obligations or responsibilities on behalf of TEGG or bind TEGG by any representation, and agrees not to hold itself out as having such authority.  LICENSEE shall not enter into any contracts or incur any obligations in the name of TEGG or under the name "TEGG" but shall enter into all contracts in its own corporate or company name and at its own risk and expense.  LICENSEE shall be solely responsible for the direction, control and management of LICENSEE'S business and LICENSEE'S agents and employees.
If applicable law shall imply a covenant of good faith and fair dealing in this Agreement, the parties hereto agree that such covenant shall not imply any rights or obligations that are inconsistent with a fair construction of the terms of this Agreement.  Additionally, if applicable law shall imply such covenant, TEGG and LICENSEE acknowledge and agree that (a) this Agreement (and the relationship of the parties which is inherent from this Agreement) grants TEGG the discretion to make decisions, take actions and/or refrain from taking actions not inconsistent with its explicit rights and obligations hereunder that may favorably or adversely affect the interests of LICENSEE; (b) TEGG shall use its business judgment in exercising such discretion based on its assessment of its own interests and balancing those interests against the interests of Authorized TEGG Licensees generally (including TEGG and its affiliates), and specifically without considering the individual interests of LICENSEE or any other particular Authorized TEGG Licensee or TEGG; (c) TEGG shall have no liability to LICENSEE for the exercise of its discretion in this manner, so long as such discretion is not exercised unreasonably toward LICENSEE; and (d) in absence of such bad faith, no trier of fact in any legal action or arbitration proceeding shall substitute its judgment for the business judgment so exercised by TEGG.
LICENSEE agrees to conspicuously identify itself in all dealings with its customers, contractors, suppliers, public officials and others as an independent licensee of TEGG.  LICENSEE agrees to give notice of independent ownership in any reasonable fashion that TEGG may specify and require from time to time, in the COM or otherwise.
28.  Variance of Standards and Terms
LICENSEE acknowledges that because complete and detailed uniformity for all Authorized TEGG Licensees under many varying conditions may not be possible or practical, TEGG reserves the right, as it may consider in the best interests of all concerned, to vary standards for any Authorized TEGG Licensee based upon the peculiarities of the particular primary marketing area or circumstances, density of population, business potential, population of trade area, existing business practices or any other condition which TEGG considers important to the successful operation of any LICENSEE. LICENSEE will have no right to require TEGG to disclose any such variation to LICENSEE or to grant LICENSEE the same or a similar variation under this Agreement.
LICENSEE further agrees that TEGG will have the right to grant the rights to provide TEGG Services and to use the Proprietary Marks to other Authorized TEGG Licensees under terms that may differ from the terms of this Agreement, so long as the different provisions are due to the rights being granted at materially different times or other non-arbitrary distinctions.  For these reasons, TEGG'S obligations and rights with respect to its various Authorized TEGG Licensees may from time to time differ materially from the terms and conditions of this Agreement, without in any way altering or affecting the provisions of this Agreement.  LICENSEE acknowledges that it will have no right to require TEGG to grant LICENSEE the same or a similar variation under this Agreement.

29.  Indemnification
LICENSEE shall indemnify, defend and hold harmless TEGG, its subsidiaries, affiliates and parent companies and each of their respective owners, directors, officers, members, partners, employees, agents and representatives and each of their respective successors and assigns ("the TEGG Indemnified Parties") from any and all losses, liabilities, claims or demands whatsoever (including, without limitation, costs, expenses and attorneys' fees in connection therewith) arising directly or indirectly from, or in any manner based upon, occasioned by, or attributable to the operations of LICENSEE and/or its TEGG Division, the promotion, advertising, marketing and provision of TEGG Services, any other activity of LICENSEE, or LICENSEE’S breach of this Agreement.  However, LICENSEE shall not be required under this Paragraph to indemnify for any claims arising out of intentional or negligent acts or omissions of the TEGG Indemnified Parties.
TEGG shall indemnify, defend and hold harmless LICENSEE, its subsidiaries, affiliates and parent companies and their respective owners, directors, officers, members, partners, employees, agents and representatives and each of their respective successors and assigns ("the LICENSEE Indemnified Parties") from any and all losses, liabilities, claims or demands whatsoever (including without limitation costs, expenses and attorneys’ fees in connection therewith) arising directly or indirectly from or in any manner based upon, occasioned by or attributable to the operations of TEGG, any other activity of TEGG or TEGG’S breach of this Agreement.  However, TEGG shall not be required under this Paragraph to indemnify for any claims arising out of intentional or negligent acts or omissions of the LICENSEE Indemnified Parties.
IV.  RENEWAL, TRANSFER AND TERMINATION
30.  Renewal
LICENSEE may renew this license, without payment of a renewal fee, for anadditional period of six (6) years (the “Renewal Term”) provided that:
(a)	LICENSEE has given TEGG written notice of its intent to renew not less than six (6) months nor more than nine (9) months prior to the end of the Initial Term or any Renewal Term.

(b)
LICENSEE is not in material default of any provision of this Agreement, any amendment hereto or any other agreement between LICENSEE and TEGG or its subsidiaries and affiliates, and is then in substantial compliance with all the terms and conditions of such agreements during the term of those agreements.

(c)
LICENSEE executes, at least two months before the end of the current term, TEGG'S then-current form of License Agreement or other agreement, which is being offered to prospective Licensees and to incumbent Licensees, which agreement shall supersede in all respects this Agreement, and the terms of which may differ from the terms of this Agreement including, without limitation, a higher monthly royalty fee, a shorter or longer renewal period, and an increased Primary Marketing Area.  LICENSEE shall not, however, be required to pay the initial license fee stated in such agreement, nor shall TEGG be obligated to provide the introductory services given to an initial LICENSEE as stated in that agreement, notwithstanding the foregoing renewal Agreement shall not materially alter the rights of LICENSEE under this Agreement.

(d)	LICENSEE complies with TEGG'S then-current qualification and training requirements.

(e)	LICENSEE complies with TEGG'S then-current requirements for test instruments and safety items.
31.  Transfer by TEGG
TEGG shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity, including, but not limited to, an affiliated company.
32  Transfer by LICENSEE
LICENSEE understands and acknowledges that the rights and duties set forth in this Agreement are personal to LICENSEE and neither LICENSEE nor any person, partnership or corporation holding a fifty percent (50%) or greater interest in LICENSEE shall sell, assign, transfer, mortgage or otherwise encumber or dispose of all or any part of its interest in the license or in the LICENSEE without the prior written consent of TEGG.  Any purported assignment or transfer, by operation of law or otherwise, requiring the consent of TEGG and not having such consent shall be null and void and shall constitute a material breach of this Agreement.  TEGG shall not unreasonably withhold or delay its consent and shall grant such consent upon execution of a general release, in a form prescribed by TEGG, of any and all claims against TEGG, its subsidiaries and affiliates, and their respective officers, directors, agents and employees; receiving reasonable assurances that all financial obligations to TEGG relating to the license will be met, that all other obligations undertaken under this Agreement will be met, and that the proposed transfer will not adversely affect the TEGG Business licensed hereunder, TEGG'S Proprietary Marks, the TEGG System, or TEGG.  TEGG may require that LICENSEE and the transferee execute such agreements or other documents as will provide TEGG with such assurances, including, but not limited to, TEGG'S then-current license agreement, subject to retaining the renewal rights described in Section 30 of this Agreement.  A transfer fee in the amount of Five Thousand Dollars ($5,000) shall be paid to TEGG to cover administrative and other expenses in connection with transfers.  Consent shall not be required and transfer fee shall not apply to any transfer or sale of stock among any of the present officers or directors or employees of the LICENSEE or transfer to any members of their family, or transfer to a trust or for estate planning purposes.
If LICENSEE or a shareholder owning a twenty-five (25%) or greater interest in this Agreement dies, and if under controlling local law, or testamentary instrument, the deceased person's interest in the license and this Agreement is distributable to heirs or legatees who are members of his immediate family, or to any entity under the control of, or for the benefit of officers, directors, or employees of the LICENSEE or members of their family, then such assignment shall be permitted without the necessity of any transfer fee, provided such heirs or legatees accept the conditions imposed on otherwise permitted assignees.
In the event of a transfer which requires the consent of TEGG, TEGG shall not impose as a condition upon such transfer, any requirement that the LICENSEE remains liable under any terms of the License Agreement for the obligations of the transferee.
33.  Non-Waiver of Claims
TEGG'S consent to a transfer of any interest in the license granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of TEGG'S right to demand exact compliance with any of the terms of this Agreement by the transferee.
34.  Termination by TEGG
(a)            TEGG may terminate this Agreement, prior to its expiration without notice, in the event LICENSEE becomes insolvent, makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or consents to the filing of such a petition against it, is adjudged a bankrupt, or if a receiver of its assets is appointed.
(b)           LICENSEE shall be deemed to be in default and TEGG may, at its option, terminate this Agreement, without affording LICENSEE any opportunity to cure the default, effective immediately upon giving of notice to LICENSEE, upon the occurrence of any of the following events:
(i)
if LICENSEE ceases to operate, fails to actively pursue (by at least one full time sales person) or otherwise abandons (fails to competently perform referral or any other contracted service work within a reasonable period of time) offering, selling or providing TEGG Services or this license;

(ii)
if LICENSEE, its designated Principal Representative, or a principal officer or stockholder holding a twenty-five percent (25%) or greater interest, is convicted of a felony, or any other crime or offense that is reasonably likely, in the sole opinion of TEGG, to adversely affect the reputation and goodwill of TEGG, TEGG Services, the Proprietary Marks, or the goodwill associated with any of them, or TEGG'S interest therein;

(iii)
if LICENSEE, or any of its owners, officers, directors, members, managers or employees, purports to transfer any rights or obligations under this Agreement to any third party without TEGG'S prior written consent contrary to the terms of Section 32 of this Agreement;

(iv)
if LICENSEE, or any of its Principal Representatives, employees, directors, officers, partners, proprietors, or owners of 5% or more of the voting shares of ownership interest of LICENSEE, fails to comply with the provisions of Section 23 hereof;

(v)	if LICENSEE, or any of its owners, discloses or divulges the contents of the COM or other trade secrets or confidential information provided to LICENSEE by TEGG contrary to Section 19 hereof;

(vi)
if LICENSEE is in default as provided in Section 34(c) of this Agreement and has received two (2) or more Notices of Termination pursuant to that Section for the same, similar or different defaults during any preceding twelve (12) month period.

(c)            In the event LICENSEE fails to perform any other obligation undertaken in this Agreement or fails to maintain any of the standards or procedures prescribed herein or in the COM, TEGG may give LICENSEE notice of termination of this Agreement, such termination to be effective thirty (30) days after the giving of such notice, or at the end of any longer period required by applicable law.  If LICENSEE shall, during such thirty (30) day period or, if more than thirty (30) days are reasonably required to cure the same, then such additional time period as is reasonably required, so long as LICENSEE is diligently pursuing the cure (thereof), cure the default, then this Agreement shall not terminate.
35.  Termination by LICENSEE
(a)            LICENSEE shall have the right to terminate this Agreement on the third anniversary of the Effective Date of the Initial Term.  To terminate this Agreement, LICENSEE needs only to notify TEGG in writing of its desire to terminate the License Agreement at least 90 days prior to the third anniversary of the Effective Date of the Initial Term.

(b)           LICENSEE shall have the right to terminate this Agreement, prior to its expiration and without notice, in the event that TEGG becomes insolvent, makes a general assignment for the benefits of its creditors, is adjudged a bankrupt, or if a receiver of its assets is appointed.
(c)            In the event that TEGG shall fail to perform any of the obligations undertaken in this Agreement, LICENSEE may give notice to TEGG of its intent to terminate this Agreement.  If TEGG has not, within thirty (30) days of the receipt by TEGG of such notice, taken appropriate measures to cure the default in its performance, LICENSEE may, upon seven (7) days' additional notice, terminate this Agreement.
36.  Obligations of LICENSEE Upon Termination
For purposes of applying the terms of this Section, termination shall mean any termination of this Agreement whether by TEGG or LICENSEE for any reason, including default by LICENSEE, and shall also mean any expiration of this Agreement for any reason, whether by its terms, by failure of LICENSEE to renew, or by the authorized refusal of TEGG to renew.
Upon the termination of this Agreement, LICENSEE shall immediately, and without further notice, pay all monthly fees and other charges due TEGG, cease use of the Proprietary Marks, and cease holding itself out as a current or former TEGG LICENSEE, and shall notify in writing each of its customers then party to a TEGG Services agreement that it is no longer a TEGG LICENSEE or providing TEGG Services.  LICENSEE shall take such action as may be necessary to cancel any assumed name, fictitious name or equivalent registration which contains any of the Proprietary Marks.
LICENSEE shall immediately cease use of the Proprietary Marks, providing TEGG Service and cease use of all confidential methods, procedures, techniques and computer programs used in or associated with providing TEGG Services, and of all forms, stationery, signs, advertising and other materials associated with the TEGG System, including removal of all Proprietary Marks and references to TEGG from all vehicles and Web sites.  LICENSEE shall immediately return to TEGG all copies of the COM, all computer programs and all TEGG forms and materials and all copies in its possession and that it provided or made available to its officers, employees or other persons.  Further, an affidavit shall be executed by LICENSEE’S employees performing the functions of the positions defined in the COM of Principal, Principal Sponsor, Principal’s Representative, Selling General Manager, General Manager, Sales Manager, Service Manager, Service Supervisor, Business Systems Specialist, Administrative Support Clerk, Designed Electrical Service Representative, Maintenance Sales Representative, and Electrical Services Specialist (Sales Professional), stating that each of them have conducted a thorough investigation and have taken all necessary steps to insure that all TEGG confidential materials and other property of TEGG have been accumulated and returned to TEGG, and the use of all TEGG forms, TEGG'S Proprietary Marks and confidential materials has been discontinued.
In the event that LICENSEE fails or refuses to comply with the requirements of this Section within ten (10) days following the termination of this Agreement, it is agreed that TEGG shall be appointed LICENSEE'S attorney-in-fact to enable TEGG to take any and all actions necessary to undertake and complete LICENSEE'S remaining obligations for TEGG hereunder, including but not limited to obtaining immediate injunctive relief against LICENSEE from any Court having jurisdiction at the expense of LICENSEE which LICENSEE agrees to pay upon demand and to acknowledge the irreparable harm suffered by TEGG.
V.  MISCELLANEOUS
37.  Approvals and Waiver
Whenever this Agreement requires the prior approval or consent of TEGG, LICENSEE shall make a timely written request to TEGG.  No approval or consent by TEGG shall be effective unless it is in writing.  No TEGG approval or consent shall be unreasonably withheld or delayed.
No failure by LICENSEE or TEGG to enforce any right afforded under this Agreement or to require strict compliance with any obligation contained herein shall constitute a waiver of the right or of the right to demand strict compliance.  A waiver by LICENSEE or TEGG of a default by the other shall not constitute a waiver of any subsequent default.
38.  Pricing and Competition
Nothing in this Agreement, nor in any agreement between TEGG and any other TEGG LICENSEE, nor anything contained in the COM, shall be construed to establish minimum, standard or other pricing.
39.  Notices
Any notices required under this Agreement shall be sent by registered, certified or overnight mail to TEGG or LICENSEE at the address stated in the introductory paragraph of this Agreement or to such other address as either party may designate in writing.  Any notice by registered, certified or overnight mail shall be deemed to have been given on the date of receipt or the date when such notice is first refused.

40.  Construction and Severability
This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.  Each provision of this Agreement shall be considered severable and if for any reason any provision herein is determined to be invalid or contrary to law, such determination shall not impair the operation or effect of the remaining provisions.
Nothing in this Agreement is intended, nor shall be construed, to confer any rights or benefits on any person other than LICENSEE, TEGG and their successors or assigns provided for under Article IV of this Agreement.
41.  Applicable Law andDispute Resolution
This Agreement takes effect upon its acceptance and execution by TEGG. Except to the extent governed by the Federal Arbitration Act, this Agreement shall be interpreted and construed under the laws of the Commonwealth of Pennsylvania, which laws shall prevail in the event of any conflict of law; provided, however, that if any provision of this Agreement would not be enforceable under the laws of Pennsylvania, and if the Licensee is located outside of Pennsylvania, and further, if such provision would be enforceable under the laws of the state in which the Licensee is located, then such provision shall be interpreted and construed under the laws of that state. Nothing in this choice of law provision is intended to make applicable any franchise or distributorship law or similar law, rule or regulation that would otherwise not be applicable.
Except as provided below, the parties agree that, should any dispute arise between them under, relating to or in connection with this Agreement, prior to commencement of an arbitration or other proceeding pursuant to this Agreement, they shall promptly each designate one or more representatives with authority to resolve the dispute to meet face-to-face (or communicate in such other manner as they may agree) in a good faith effort to amicably resolve the dispute. Each party covenants to devote a minimum of three (3) hours to such discussions. The parties further covenant that in the event that they remain unable to resolve the dispute(s) through such discussions, they shall then promptly submit the dispute(s) to non-binding mediation in Pittsburgh, Pennsylvania where they will continue their attempts in good faith to amicably resolve the dispute under the then-prevailing commercial mediation rules of a recognized dispute resolution service such as the American Arbitration Association, JAMS/Endispute, or the mediation programs sponsored by the Center for Public Resources.  The parties agree to participate in at least six (6) hours of mediation and to divide equally the costs of the mediation, excluding their travel costs. The discussions, mediation and all communication in connection with the mediation will be confidential and non-discoverable in any litigation, arbitration or other proceeding.
Except as provided below, any dispute arising out of or relating to this Agreement, or a claimed breach thereof, that remains unresolved after discussions and mediation shall be submitted to arbitration by the American Arbitration Association in accordance with its Commercial Arbitration Rules.  The situs of the arbitration shall be Pittsburgh, Pennsylvania, unless otherwise provided by law.  The award shall be conclusive and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction.  All matters relating to arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. §1 et seq.).
LICENSEE agrees that any breach or evasion of the obligations contained in Sections 8, 16, 17, 19, 23, and 36 relating to the use of TEGG'S Proprietary Marks and confidential and proprietary information supplied to LICENSEE will result in immediate and irreparable harm to TEGG.  TEGG shall therefore be entitled to obtain immediate injunctive relief without resort to prior mediation or to arbitration to compel specific performance by LICENSEE of its obligations and to pursue any other legal or equitable remedy available.  LICENSEE shall pay to TEGG all costs and expenses, including reasonable attorneys' fees, incurred by TEGG in obtaining such injunctive or other relief.
42.  Independent Investigation
LICENSEE acknowledges that it has conducted an independent investigation of the TEGG Business and System and recognizes that the business venture contemplated by this Agreement involves business risks and its success will be largely dependent upon the ability of LICENSEE as an independent businessman.  TEGG expressly disclaims the making of, and LICENSEE acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential sales volume, revenues, profits or other successes of the business venture contemplated by this Agreement.
LICENSEE acknowledges that it has received, read and understood this Agreement and that TEGG has accorded LICENSEE ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.
43.  Effective Date
The Effective Date of this Agreement shall be the date both parties have executed this agreement.
The Effective Date of this License Agreement therefore is _________________________, 20 _____.

44.  Approvals and Consents
Whenever the approval or consent of TEGG is required under this Agreement or the Manual, such consent shall be requested, and obtained, in the manner specified by this Agreement or the COM.  TEGG agrees that it will not unreasonably delay, withhold or deny approval or consent.
45.  TEGG'S Withholding of Consent -- LICENSEE'S Exclusive Remedy
In no event may LICENSEE make any claim for money damages based on any claim or assertion that TEGG has unreasonably withheld or delayed any consent or approval to a proposed act by LICENSEE under the terms of this Agreement.  LICENSEE waives any such claim for damages.  LICENSEE may not claim any such damages by way of setoff, counterclaim or defense. LICENSEE'S sole remedy for the claim will be an action or proceeding to enforce the Agreement provision, for specific performance or for declaratory judgment.
46.  Entire Agreement
This Agreement shall constitute the entire agreement between TEGG and LICENSEE and shall supersede all prior agreements with respect to the subject matter hereof.  No amendment, change or modification to this Agreement shall be binding unless made in a writing executed by TEGG and LICENSEE.
IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement on the date and year first written above.
ATTEST:	TEGG Corporation

______________________________________	By: _______________________________,
Secretary	(Title)
[CORPORATE SEAL]

ATTEST:	LICENSEE

_____________________________________	By: _______________________________,
Secretary	(Title)
[CORPORATE SEAL]
Each of the undersigned owns a five percent (5%) or greater beneficial interest in LICENSEE, each has read this Agreement and each agrees to be individually bound by the terms of Sections 8, 19, 23, 24 and 32.
______________________________________	By: ______________________________________
Witness

______________________________________	By: ______________________________________
Witness

______________________________________	By: ______________________________________
Witness

______________________________________	By: _______________________________________
Witness

______________________________________	By: _______________________________________
Witness